UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2011
Western Liberty Bancorp
(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8363 W. Sunset Road, Suite 350
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 966-7400
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders
     Western Liberty Bancorp (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on June 23, 2011, in Las Vegas, Nevada. Two proposals were voted upon at the Meeting, which were (1) the election of eight (8) persons to serve as directors of the Company for a term expiring at the 2012 Annual Meeting; and (2) the ratification of the selection of Crowe Horwath LLP as the independent auditor for the fiscal year ending December 31, 2011. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about May 2, 2011.
     The results of the proposals appear below:
First Proposal. Election of Directors
     The following individuals were elected as directors of the Company for a term expiring at the 2012 Annual Meeting by the following vote:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Jason N. Ader	6,413,930	2,153,412	537,281
Curtis W. Anderson	5,419,559	3,147,783	537,281
Richard A.C. Coles	5,855,091	2,712,251	537,281
Michael B. Frankel	8,504,645	62,697	537,281
Robert G. Goldstein	6,622,091	1,945,251	537,281
Steven D. Hill	5,414,800	3,152,542	537,281
William E. Martin	8,043,556	523,786	537,281
Terrence L. Wright	4,219,331	4,348,011	537,281
Second Proposal. Ratification of the selection of Crowe Horwath LLP as independent auditor
     The appointment of Crowe Horwath LLP as independent auditor for the fiscal year ending December 31, 2011, was ratified by the stockholders by the following vote:

			Broker
For	Against	Abstentions	Non-Votes
7,171,677	1,882,148	50,798	0

ITEM 8.01	Other Events
     Following the Meeting, the Company’s Board of Directors convened an organizational meeting. At the organizational meeting, the Board appointed the following directors to serve as members of the Company’s board committees:
     Audit Committee — Curtis W. Anderson, Chairman; Richard A.C. Coles and Terrence L. Wright.
     Compensation Committee — Richard A.C. Coles, Chairman; Curtis W. Anderson and Robert G. Goldstein.
     Governance and Nominating Committee — Michael B. Frankel, Chairman; Terrence L. Wright and Steven D. Hill.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP

Date: June 27, 2011	By: Name:	/s/ George A. Rosenbaum, Jr. George A. Rosenbaum, Jr.
	Title:	Chief Financial Officer